                                                                   EXHIBIT 10.25

                  KELLOGG COMPANY EXECUTIVE STOCK PURCHASE PLAN

         1. Purpose. Kellogg Company (the "Company") has established this Kellogg Company Executive Stock Purchase Plan (the "Plan") to encourage and enable certain eligible employees of the Company and its Subsidiaries to acquire the Company's Common Stock, and to align more closely the interests of those individuals and the Company's share owners.

         2. Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

                  (a) "Award Date" means the date on which a Participant would have first received payment of his or her Bonus but for his or her election to purchase shares of Common Stock in accordance with the provisions of Section 4.

                  (b) "Board" means the Board of Directors of Kellogg Company, as constituted from time to time.

                  (c) "Bonus" means with respect to a Participant, the after-tax portion of any incentive compensation payable to the Participant under the Company's annual bonus plan for the applicable Plan Year.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Compensation Committee of the Board.

                  (f) "Common Stock" means the Common Stock, par value $0.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

                  (g) "Company" means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

                  (h) "Effective Date" means February 22, 2002.

                  (i) "Eligible Employee" means each employee of the Company or a Subsidiary designated from time to time by the Committee or the Chief Executive Officer as an Eligible Employee; provided, however, that the class of Eligible Employees shall be limited to individuals who are members of a select group of management or highly compensated employees.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                  (k) "Fair Market Value" means, with respect to any date, the closing price per share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of shares reported on such date, the Fair Market Value of a share on such date shall be deemed to be equal to the closing price per share on such Composite Tape for the last preceding date on which sales of shares were reported.

                  (l) "Participant" means an Eligible Employee who is participating in the Plan pursuant to Section 4.

                  (m) "Plan" means the Kellogg Company Executive Stock Purchase Plan, as set forth herein, as in effect, and as amended from time to time (together with any rules and regulations promulgated by the Plan Administrator with respect thereto).

                  (n) "Plan Administrator" means such other person or persons, including a committee, as the Committee may appoint to administer the Plan.

                  (o) "Plan Year" means the calendar year.

                  (p) "Purchase Date" means, except as provided in Section 17, the 31st trading day following the Award Date.

                  (q) "Purchase Price" means, with respect to each Purchase Period, the average Fair Market Value of a share of Common Stock measured over the 30-trading day period commencing on the Award Date.

                  (r) "Subsidiary" means any corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing, the term "Subsidiary" shall include a limited liability company that is disregarded as an entity separate from a Subsidiary.

         3. Stock Subject to the Plan. Subject to Section 13, the aggregate number of shares of Common Stock that may be sold under the Plan is 500,000. Shares of Common Stock to be issued under the Plan shall be issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held as treasury shares.

         4. Participation in the Plan. Each Eligible Employee may participate in the Plan effective as of any Award Date, by completing and delivering a payroll deduction authorization to the Plan Administrator at least 7 days in advance of the applicable Award Date in the manner specified by the Plan Administrator. A Participant's payroll deduction authorization shall only be effective for the Bonus to be received for the applicable Plan Year.

         5. Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. After-tax payroll deductions shall be made from the Bonus otherwise payable to each Participant for the Plan Year in such whole percentage from 1% to 100% as the Participant shall authorize in his or her payroll deduction authorization.

         6. Changes in Payroll Deductions. Once the payroll deduction authorization has been received by the Plan Administrator, the Participant may not increase or decrease the amount of his or her payroll deduction authorization for the applicable Plan Year.

         7. Termination of Participation in Plan.

                  (a) Once the payroll deduction authorization has been received by the Plan Administrator, the Participant may not voluntarily terminate participation in the Plan with respect to the applicable Plan Year.

                  (b) A Participant's participation in the Plan shall terminate upon termination of his or her employment with the Company and its Subsidiaries, or termination of status as an Eligible Employee, for any reason. If a former Participant is no longer employed by the Company or any Subsidiary, the Participant's accrued but unpaid Bonus, if any, shall be paid to the former Participant in cash, without interest, as soon as practicable following his or her termination of employment.

         8. Purchase of Shares.

                  (a) On each Purchase Date, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the dollar value of the Participant's Bonus subject to his or her payroll deduction authorization for the applicable Plan Year by the Purchase Price. Except as provided in Section 17, in no event may a Participant purchase shares of Common Stock prior to the Purchase Date in any Plan Year.

                  (b) A stock certificate for whole shares of Common Stock purchased by each Participant shall be issued as soon as practicable after each Purchase Date. Stock certificates under the Plan shall be issued, at the election of the Participant, in the Participant's name or in the Participant's name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made to a Participant, without interest, for any fraction of a share, if necessary.

                  (c) Each stock certificate evidencing whole shares of Common Stock purchased by a Participant will be stamped or otherwise imprinted with such legend as the Board requires.

                  (d) If on any Purchase Date Participants in the aggregate have elected to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess accrued but unpaid Bonus subject to his or her payroll deduction authorization shall be returned to the Participant, without interest, all as provided by rules and regulations adopted by the Plan Administrator.

         9. Rights as a Share Owner. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such Common Stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his or her shares purchased on such date pursuant to the Plan.

         10. Rights Not Transferable; Restrictions on Transfers of Shares. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process. The shares of Common Stock received under this Plan must be held for at least six months following the Purchase Date.

         11. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

         12. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive.

         13. Adjustments in Case of Changes Affecting Shares. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other securities of the Company, or other corporate transaction or event that affects the Common Stock:
(a) the number of shares of Common Stock approved for the Plan shall be increased or decreased proportionately, and (b) the Board may determine, in its sole discretion, that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.

         14. No Corporate Action Restriction. The existence of the Plan and/or the rights granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the Company's share owners to make or authorize
(a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Eligible Employee, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Plan Administrator, the Company, any Subsidiary or any employees, officers, share owners or agents of the Company or any Subsidiary, as a result of any such action.

         15. Notices. All notices or other communications by an Eligible Employee or Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         16. Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan.

         17. Termination of Plan. The Plan shall terminate upon the earliest of
(a) the fifth anniversary of the Effective Date, (b) the date no more shares of Common Stock remain to be purchased under the Plan, and (c) the termination of the Plan by the Board as specified below. The Board may terminate the Plan as of any date. A Participant's accrued but unpaid Bonus, if any, shall be paid to the Participant in cash, without interest, as soon as practicable following the termination of the Plan.

         18. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.

         19. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock. Shares shall not be issued unless the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the purchase of Common Stock under the Plan, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         20. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. This Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

         21. Effect on Employment. The provisions of this Plan shall not affect the right of the Company, any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

         22. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts that it is required by law to withhold.

         23. Other Company Benefit and Compensation Programs. For purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary (a) any amounts deducted from a Participant's Bonus pursuant to the Participant's payroll deduction authorization under Section 4 shall be deemed a part of a Participant's compensation, and (b) payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's compensation, unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

         24. Effective Date. The Plan shall become effective on the Effective Date.